UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2018

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Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2018 the Board of Directors of Bright Mountain Media, Inc. appointed Charles B. Pearlman, Esq. to the board to fill a vacancy. There were no arrangements or understandings between Mr. Pearlman and any other party pursuant to which he was appointed to the Board of Directors. Biographical information for Mr. Pearlman is set forth below:

Charles B. Pearlman, 72, is a partner with Pearlman Law Group LLP. He has practiced law for more than 45 years and has extensive experience in the areas of corporate and securities law including acquisitions of broker/dealers, public and private capital raising transactions, mergers and acquisitions, and venture capital. Mr. Pearlman has represented both corporate clients and investment banking firms. While attending law school, Mr. Pearlman worked for the New York Stock Exchange and a NYSE member firm. Upon graduation, he served as a trial attorney and ultimately Chief Attorney with the United States Securities and Exchange Commission. As part of his practice, Mr. Pearlman also represents corporations and individuals who are the subject of an investigation by the Securities and Exchange Commission, FINRA and state securities departments. Mr. Pearlman received his Juris Doctor from Brooklyn Law School in New York and a Bachelor of Science from the University of Pennsylvania. Mr. Pearlman is admitted to practice in Florida and New York and his professional affiliations include The Florida Bar, the Broward County Bar Association, and the American Bar Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2018	Bright Mountain Media, Inc.

	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer